EXHIBIT 99.1



Contact: Brian Beades
         212-754-5596
         ahr-info@blackrock.com


        ANTHRACITE CAPITAL PRICES $372 MILLION SECURED DEBT AT A CURRENT
                        FIXED RATE COST OF FUNDS OF 5.0%


NEW YORK, MARCH 17, 2004 - Anthracite Capital, Inc. (NYSE: AHR) ("Anthracite" or the "Company") today announced the pricing of $372,456,000 of non-recourse debt offered through Anthracite CDO III Ltd. and Anthracite CDO III Corp. (collectively the "CDO"). The debt will be secured by a portfolio of Commercial Mortgage Backed Securities ("CMBS"), unsecured debt of publicly traded commercial real estate operating companies and other commercial real estate assets. The CDO will issue debt to be rated AAA through BB. The debt rated AAA through BBB- will be privately placed, and the Company will retain the CDO's debt rated BB and 100% of the preferred shares issued by the CDO. The transaction is expected to close on March 30, 2004.

The terms of the offering permit the Company to contribute to the CDO up to $50 million of additional CMBS acquired over the next twelve months. These CMBS assets will be funded in the CDO with the same terms. The debt issuance is intended to match the Company's existing portfolio assets and similar assets to be purchased with long-term liabilities. The Company intends to account for this transaction on its balance sheet as a financing. The Company will use the proceeds of this offering to replace short-term liabilities currently used to finance its credit sensitive portfolio. All debt placed will carry a fixed rate or will be hedged to create a total current fixed cost of funds of approximately 5.0% after issuance expenses and will have a weighted average life of 8.5 years. The securities offered by the CDO have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities or "blue sky" laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws. This press release is not an offer to sell or a solicitation of an offer to buy any security. The Company's actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those detailed from time to time in the Company's reports and filings with the Securities and Exchange Commission.

ABOUT ANTHRACITE
Anthracite Capital, Inc. (NYSE: AHR) is a specialty finance company focused on investments in high yield real estate loans and related securities. Anthracite is managed by BlackRock Financial Management, Inc., a subsidiary of New York-based BlackRock, Inc. (NYSE: BLK), one of the largest publicly traded investment management firms in the United States with approximately $309 billion of assets under management at December 31, 2003. BlackRock is majority-owned by The PNC Financial Services Group, Inc. (NYSE:PNC) and by BlackRock employees.

FORWARD LOOKING STATEMENTS
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as "trend," "opportunity," "pipeline," "believe," "comfortable," "expect," "anticipate," "current," "intention," "estimate," "position," "assume," "potential," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" or similar expressions. Anthracite cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Anthracite assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Anthracite's Securities and Exchange Commission (the "SEC") reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance:
(1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in the value of Anthracite's assets; (3) the relative and absolute investment performance and operations of Anthracite's manager; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to Anthracite, BlackRock or PNC; (11) terrorist activities, which may adversely affect the general economy, real estate, financial and capital markets, specific industries, and Anthracite and BlackRock; (12) the ability of Anthracite's manager to attract and retain highly talented professionals; and (13) fluctuations in foreign currency exchange rates.

Anthracite's Annual Report on Form 10-K for the year ended December 31, 2003 and Anthracite's subsequent reports filed with the SEC, accessible on the SEC's website at www.sec.gov, identify additional factors that can affect forward-looking statements.

To learn more about Anthracite, visit our website at www.anthracitecapital.com.